                                                                    EXHIBIT 99.1



                         Report of Independent Auditors

The Stockholders
ClubHouse Hotels, Inc.

We have audited the accompanying consolidated balance sheets of ClubHouse Hotels, Inc. (the "Company") as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in stockholders' equity (deficit), and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 1996 and 1995, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.



                                                   /s/ Ernst & Young L.L.P.

Kansas City, Missouri
April 8, 1997, except for Note 11, as
         to which the date is July 31, 1997

                             ClubHouse Hotels, Inc.

                          Consolidated Balance Sheets

                                                                DECEMBER 31                  JUNE 30
                                                           1995              1996             1997
                                                       ------------      ------------     ------------
                                                                                           (UNAUDITED)
ASSETS
Current assets:
   Cash and cash equivalents                           $  6,401,162      $  5,899,195     $  5,684,524
   Accounts receivable                                      487,326           505,989          610,560
   Due from affiliates                                      286,968           276,978          217,233
   Prepaid expenses and other current assets                473,467           823,586        1,421,889
   Note receivable from affiliate                           386,500                --               --
                                                       ------------      ------------     ------------
Total current assets                                      8,035,423         7,505,748        7,934,206

Property and equipment, net                              28,705,277        38,722,912       39,753,009

Other assets:
   Investment in unconsolidated affiliates                  577,285           719,383          713,328
   Repair and replacement fund                              746,352           828,097        1,593,269
   Intangible assets, net                                 1,453,949         1,444,768        1,203,868
   Land held for development or sale                      1,439,954           612,296          618,151
   Deferred income taxes                                         --           492,999          492,999
   Other assets                                              71,270            49,150          110,755
                                                       ------------      ------------     ------------
Total other assets                                        4,288,810         4,146,693        4,732,370
                                                       ------------      ------------     ------------
Total assets                                           $ 41,029,510      $ 50,375,353     $ 52,419,585
                                                       ============      ============     ============

LIABILITIES
Current liabilities:
   Accounts payable                                    $    429,555      $  1,352,803     $    652,756
   Due to affiliates                                         65,086            40,066           67,909
   Accrued property taxes                                   311,271           354,978          515,190
   Accrued interest                                          52,912            84,662           41,996
   Accrued liabilities                                      685,054           578,022          721,782
   Deferred revenue                                          34,250            34,250           34,250
   Income taxes payable                                     597,129           196,338          830,958
   Current portion of long-term debt                      1,221,821         1,448,165        1,371,332
                                                       ------------      ------------     ------------
Total current liabilities                                 3,397,078         4,089,284        4,236,173

Long-term debt                                           39,140,515        44,966,584       44,929,105
                                                       ------------      ------------     ------------
Total liabilities                                        42,537,593        49,055,868       49,165,278

Commitments and contingencies

STOCKHOLDERS' EQUITY (DEFICIT)
Common stock, par value $1; authorized,
   10,000,000 shares; issued and outstanding,
   451,000 shares                                           451,000           451,000          451,000
Retained earnings (deficit)                              (1,959,083)          868,485        2,803,307
                                                       ------------      ------------     ------------
Total stockholders' equity (deficit)                     (1,508,083)        1,319,485        3,254,307
                                                       ------------      ------------     ------------

Total liabilities and stockholders'
   equity (deficit)                                    $ 41,029,510      $ 50,375,353     $ 52,419,585
                                                       ============      ============     ============

See accompanying notes

                             Clubhouse Hotels, Inc.

                       Consolidated Statements of Income

                                                               YEAR ENDED DECEMBER                    SIX MONTHS ENDED JUNE 30
                                                    1994              1995            1996             1996              1997
                                                 ------------     ------------     ------------     ------------     ------------
                                                                                                             (UNAUDITED)
Revenues:
   Room revenue                                  $ 15,723,615     $ 17,046,376     $ 18,066,099     $  8,606,893     $ 10,670,486
   Other hotel revenue                              1,256,330        1,418,947        1,363,556          637,201          805,453
   Management fees                                    132,093           92,912          106,412           40,197           43,404
   Management fees - affiliates                       610,299          679,807          721,115          352,450          386,504
   Royalties                                          164,453          177,400          177,083           86,417           93,300
   Royalties - affiliates                             599,423          626,697          641,371          320,473          323,680
   Assessment revenues                                103,817          109,161          106,911           53,574           55,373
   Assessment revenues - affiliates                   353,929          356,776          346,684          179,029          172,933
   Rental revenues                                     94,148          166,615          218,793          110,272          110,683
   Rental revenues - affiliates                        13,463           13,463           13,463            6,731            6,731
                                                 ------------     ------------     ------------     ------------     ------------
Total revenues                                     19,051,570       20,688,154       21,761,487       10,393,237       12,668,547

Operating costs and expenses:
   Hotel room expenses                              3,972,045        4,216,494        4,440,649        2,064,960        2,593,478
   Other hotel expenses                               817,492          916,977          886,840          399,441          467,900
   Administrative and general                       2,636,179        2,949,764        3,237,778        1,249,033        1,554,928
   Development and management                       1,106,928        1,087,742        1,172,803          401,434          832,114
   Marketing                                        1,568,586        1,602,927        1,670,275          759,420          737,200
   Property operation and maintenance               1,640,927        1,908,992        1,811,973          855,959        1,015,697
   Property taxes and insurance                       705,127          708,389          739,251          383,593          529,771
   Depreciation and amortization                    2,602,179        2,230,620        2,307,871        1,047,188        1,416,585
                                                 ------------     ------------     ------------     ------------     ------------
Total operating expenses                           15,049,463       15,621,905       16,267,440        7,161,028        9,147,673
                                                 ------------     ------------     ------------     ------------     ------------

Income from operations                              4,002,107        5,066,249        5,494,047        3,232,209        3,520,874

Other income (expense):
   Interest income                                    160,168          265,060          298,677          140,414          148,024
   Interest expense                                (3,026,257)      (3,441,402)      (3,143,890)      (1,498,043)      (1,770,470)
   Equity in net income of
     unconsolidated affiliates                        352,200           82,456          445,073          238,395          240,562
   Other                                               11,296           21,320           12,757           11,800              286
                                                 ------------     ------------     ------------     ------------     ------------
Total other expense                                (2,502,593)      (3,072,566)      (2,387,383)      (1,107,434)      (1,381,598)
                                                 ------------     ------------     ------------     ------------     ------------

Income before income taxes and
   extraordinary items                              1,499,514        1,993,683        3,106,664        2,124,775        2,139,276
Income tax benefit (expense)                           59,675         (532,081)        (186,491)        (352,005)        (550,108)
                                                 ------------     ------------     ------------     ------------     ------------
Income before extraordinary items                   1,559,189        1,461,602        2,920,173        1,772,770        1,589,168

Extraordinary items:
   Gain on early retirement of debt, net
     of income taxes of $192,278 for the
     year ended December 31, 1995 and
     $167,146 (unaudited) for the six
     months ended June 30, 1997                            --        1,352,544               --               --          482,854
   Gain on troubled debt restructuring,
     net of income taxes of $-0-                    4,723,768               --               --               --               --
                                                 ------------     ------------     ------------     ------------     ------------
Net income                                       $  6,282,957     $  2,814,146     $  2,920,173     $  1,772,770     $  2,072,022
                                                 ============     ============     ============     ============     ============

Income before extraordinary
   item per common share                         $       3.46     $       3.24     $       6.47     $       3.93     $       3.52
Extraordinary item                                      10.47             3.00               --               --             1.07
                                                 ------------     ------------     ------------     ------------     ------------
Net income per common share                      $      13.93     $       6.24     $       6.47     $       3.93     $       4.59
                                                 ============     ============     ============     ============     ============


See accompanying notes

                             ClubHouse Hotels, Inc.

                       Consolidated Statements of Changes
                       in Stockholders' Equity (Deficit)


                                                        COMMON STOCK
                                                 ----------------------------      RETAINED
                                                   NUMBER                          EARNINGS
                                                  OF SHARES         AMOUNT         (DEFICIT)         TOTAL
                                                 ------------    ------------    ------------     ------------
Balance, December 31, 1993                            451,000    $    451,000    $(10,989,253)    $(10,538,253)
   Net income                                              --              --       6,282,957        6,282,957
                                                 ------------    ------------    ------------     ------------
Balance, December 31, 1994                            451,000         451,000      (4,706,296)      (4,255,296)
   Distributions to minority interests                     --              --         (66,933)         (66,933)
   Net income                                              --              --       2,814,146        2,814,146
                                                 ------------    ------------    ------------     ------------
Balance, December 31, 1995                            451,000         451,000      (1,959,083)      (1,508,083)
   Distributions to minority interests                     --              --         (92,605)         (92,605)
   Net income                                              --              --       2,920,173        2,920,173
                                                 ------------    ------------    ------------     ------------
Balance, December 31, 1996                            451,000         451,000         868,485        1,319,485
   Distributions to minority interests
     (unaudited)                                           --              --        (137,200)        (137,200)
   Net income (unaudited)                                  --              --       2,072,022        2,072,022
                                                 ------------    ------------    ------------     ------------
Balance, June 30, 1997 (unaudited)                    451,000    $    451,000    $  2,803,307     $  3,254,307
                                                 ============    ============    ============     ============



See accompanying notes.

                             ClubHouse Hotels, Inc.

                     Consolidated Statements of Cash Flows

                                                                                                                   SIX MONTHS ENDED
                                                                                 YEAR ENDED DECEMBER 31                JUNE 30
                                                                       1994             1995             1996            1997
                                                                   ------------     ------------     ------------    ------------
                                                                                                                      (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                         $  6,282,957     $  2,814,146     $  2,920,173    $  2,072,022
Adjustments to reconcile net income to net cash provided by
   operating activities:
     Extraordinary gain on early retirement of debt                          --       (1,544,822)              --        (650,000)
     Extraordinary gain on restructuring of long-term debt           (4,723,768)              --               --              --
     Equity in net income of unconsolidated affiliates                 (352,200)         (82,456)        (445,073)       (240,562)
     Depreciation and amortization                                    2,602,179        2,230,620        2,307,871       1,416,585
     Loss on disposal of property and equipment                          92,167           65,824          125,883              --
     Change in operating assets and liabilities:
       Accounts receivable                                              (32,431)        (124,903)         (18,663)       (104,571)
       Due from affiliates                                              (61,213)         (30,167)           9,990          59,745
       Prepaid expenses and other current assets                        116,712         (132,723)        (350,119)       (598,303)
       Other assets                                                      19,600           99,173           22,120         (61,605)
       Accounts payable                                                (102,040)         167,292           41,188         182,013
       Due to affiliates                                                (81,218)          52,318          (25,020)         27,843
       Accrued property taxes                                          (112,852)          37,679           43,707         160,212
       Accrued interest                                                  13,030         (116,546)          31,750         (42,666)
       Accrued liabilities                                             (253,113)         170,972         (107,032)        143,760
       Deferred revenue                                                      --          (15,000)              --              --
       Income taxes payable                                             (92,582)         674,200         (893,790)        634,620
                                                                   ------------     ------------     ------------    ------------
Net cash provided by operating activities                             3,315,228        4,265,607        3,662,985       2,999,093
                                                                   ------------     ------------     ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES
Investment in property and equipment                                 (2,379,255)      (1,371,978)     (10,444,855)     (2,982,724)
Investment in land held for development or sale                          (7,532)      (1,016,044)         (16,103)         (5,855)
Note receivable from affiliate                                               --               --          386,500              --
Investment in unconsolidated affiliates                                  (2,450)        (215,192)              --              --
Distributions from unconsolidated affiliates                            483,008          232,112          302,975         246,617
Investment in intangible assets                                              --               --         (118,033)       (105,118)
Net change in the repair and replacement fund                          (524,776)         653,650          (81,745)       (765,172)
                                                                   ------------     ------------     ------------    ------------
Net cash used in investing activities                                (2,431,005)      (1,717,452)      (9,971,261)     (3,612,252)
                                                                   ------------     ------------     ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt                                          1,000,000       21,000,000        7,240,173       3,338,017
Repayment of long-term debt                                          (1,079,117)     (20,008,564)      (1,187,760)     (2,802,329)
Repayment of advances from affiliate                                    120,000            4,131               --              --
Investment in intangible assets                                        (317,973)      (1,166,252)        (153,499)             --
Distributions to minority investors                                          --          (66,933)         (92,605)       (137,200)
                                                                   ------------     ------------     ------------    ------------
Net cash provided by (used in) financing activities                    (277,090)        (237,618)       5,806,309         398,488
                                                                   ------------     ------------     ------------    ------------

Net increase (decrease) in cash and cash equivalents                    607,133        2,310,537         (501,967)       (214,671)
Cash and cash equivalents, beginning of period                        3,483,492        4,090,625        6,401,162       5,899,195
                                                                   ------------     ------------     ------------    ------------
Cash and cash equivalents, end of period                           $  4,090,625     $  6,401,162     $  5,899,195    $  5,684,524
                                                                   ============     ============     ============    ============

                             ClubHouse Hotels, Inc.

                                                                                               SIX MONTHS ENDED
                                                               YEAR ENDED DECEMBER 31              JUNE 30
                                                          1994          1995          1996          1997
                                                       ----------    ----------    ----------    ----------
                                                                                                (UNAUDITED)
Cash paid for interest                                 $3,209,039    $4,028,190    $3,152,414    $1,813,136
                                                       ==========    ==========    ==========    ==========

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND
   FINANCING ACTIVITIES
   Land held for development moved to construction
     in process in 1996 for the construction of the
     ClubHouse Inn in St. Louis                                                    $  843,761
                                                                                   ==========

   Accounts payable at December 31, 1996 for
     construction in process                                                       $  882,060
                                                                                   ==========


See accompanying notes.

                             ClubHouse Hotels, Inc.

                   Notes to Consolidated Financial Statements

                               December 31, 1996

1. BASIS OF PRESENTATION

NATURE OF OPERATIONS

ClubHouse Hotels, Inc. (formerly Clubhouse Enterprises, Inc.) (CHI) and its subsidiaries (the Company) are engaged in the franchising, development, ownership and management of hotels under the "ClubHouse Inns" brand name. The hotels are located throughout the United States. The Company also holds interests in partnerships which own and operate ClubHouse Inns hotels. Revenues are primarily generated from hotel operations, hotel management and hotel franchising. Hotel revenues are primarily dependent upon the individual business traveler and small business groups.

The following subsidiaries which own and operate Clubhouse Inn hotels are included in the consolidated financial statements:

         Knoxville C.I. Associates, L.P.
         Omaha C.I. Associates, L.P.
         Overland Park C.I. Associates, L.P.
         Atlanta C.I. Associates II, L.P.
         Tenth Street C.I., Inc.
         Airport C.I., Inc.
         Richardson C.I. Associates, L.P.
         St. Louis C.I. Associates, L.P.

All significant intercompany accounts and transactions have been eliminated in the preparation of the consolidated financial statements.

The Company's hotel properties are all managed by ClubHouse Inns of America, Inc. (CIA), a wholly owned subsidiary of CHI. As a result, the Company has both voting and operational control over its subsidiaries. In addition, CIA provides marketing, development and other services to affiliated and unaffiliated hotel property owners. As of December 31, 1996, hotel properties located in 10 states were under management or franchise contracts.

The Company has general partner investments ranging from 0.5% to 13.36% in eight affiliate limited partnerships and a 50% interest in a joint venture. All such entities own and operate ClubHouse Inn brand hotels located throughout the United States. Through management contracts, the Company has operational control over the limited partnerships; therefore, the entities and the 50% joint venture interest are accounted for using the equity method in the accompanying financial statements. Profits and losses of

                             ClubHouse Hotels, Inc.

1. BASIS OF PRESENTATION (CONTINUED)


the limited partnerships are allocated to the partners in accordance with the respective partnership agreement. (See Note 4.)

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INTERIM FINANCIAL STATEMENTS

The interim financial statements have been prepared by the Company without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (SEC). Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to SEC rules and regulations; nevertheless, management believes that the disclosures herein are adequate to prevent the information presented from being misleading. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial position of the Company with respect to the results of its operations for the interim periods from January 1, 1996 to June 30, 1996, and from January 1, 1997 to June 30, 1997, have been included herein. The results of operations for the interim periods are not necessarily indicative of the results for the full year.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

For purposes of reporting cash flows, cash and cash equivalents generally include cash on hand and demand deposits with financial institutions. At times the Company maintains deposits in financial institutions in excess of federally insured limits. The Company has not experienced any losses in such accounts.

COSTS OF PROJECTS UNDER DEVELOPMENT

The Company capitalizes the costs of developing each hotel location. These costs include the cost of acquiring land for development, deposits on land, professional fees and a related portion of overhead costs consisting primarily of salaries. The Company is later

                             ClubHouse Hotels, Inc.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

reimbursed for a portion of these development costs by the entities formed to own and operate these properties. Remaining deferred costs, if any, are expensed at the time construction begins. Costs previously capitalized for projects which have been abandoned are expensed.

REPAIR AND REPLACEMENT FUND

Under the terms of the Company's management and debt agreements, reserves for the repair and replacement of hotel property and equipment are required to be funded on a monthly basis. The agreements require cash reserves of up to 4% of annual gross revenues of individual hotels for future repairs and capital improvements.

DEPRECIATION AND AMORTIZATION

Depreciation and amortization are computed on the straight-line method over the following estimated useful lives:

               Buildings and improvements                         15 - 40 years
               Furniture and equipment                              5 - 7 years
               Financing costs                                     Term of loan
               Franchise costs                                Term of agreement
               Organization costs                                       5 years

LAND HELD FOR DEVELOPMENT OR SALE

Land held for development or sale consists of two tracts of land located in Atlanta and Chicago. Management expects to use the Atlanta parcel as a site for future development of a ClubHouse Inn hotel. The Chicago site, which is adjacent to an existing ClubHouse Inn and has a carrying value of $537,000, is being held for resale. Costs capitalized in the land include acquisition costs and costs of permanent improvements. Holding costs are charged to operations when incurred.

MINORITY INTEREST

The Company owns a 50% general partner interest and a 1% limited partner interest in Atlanta C.I. Associates II, L.P. (Atlanta). Atlanta is a separate and distinct legal entity from the Company whose purpose is to own and operate a ClubHouse Inn hotel franchise.

                             ClubHouse Hotels, Inc.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

For financial reporting purposes, Atlanta's assets, liabilities, and profits and losses are consolidated with those of the Company. The losses applicable to the outside investors' minority interests have exceeded the minority interests in the equity capital of the entity. Accordingly, no minority interest has been recognized in the accompanying financial statements.

REVENUE RECOGNITION

Hotel revenue, management fees, service fees, reimbursements and other income are recognized when earned. Initial franchise fees are recognized as revenue when substantially all of the obligations to the franchisee have been fulfilled, usually upon beginning development of the respective hotel. Royalties and management fees from franchisees are recognized as earned.

ADVERTISING COSTS

Advertising costs are charged to operations when incurred. Advertising expense for the years ended December 31, 1994, 1995 and 1996 was $853,503, $916,856 and $1,220,546, respectively.

RECENTLY ISSUED ACCOUNTING STANDARDS

In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. SFAS No. 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The Company adopted SFAS No. 121 during 1995. The adoption of SFAS No. 121 had no impact on the operations of the Company.

EARNINGS PER COMMON SHARE

Earnings per common share is based on the number of shares of common stock outstanding.

                             ClubHouse Hotels, Inc.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FAIR VALUE OF FINANCIAL INSTRUMENTS

The following assumptions were used in estimating the fair value of the Company's financial instruments for which it was practicable to estimate that value.

     CASH AND CASH EQUIVALENTS - The carrying amount of cash and cash equivalents approximates their fair value.

     NOTE RECEIVABLE FROM AFFILIATE - The interest rate on the note receivable adjusts periodically with changes in the "base rate." Consequently, the carrying amount approximates fair value.

     REPAIR AND REPLACEMENT FUND - The carrying amount of cash reserves for repair and replacement of hotel property and equipment approximates their fair value.

     REAL ESTATE MORTGAGE NOTES - The interest rates on the Company's variable rate real estate mortgage notes adjust periodically with changes in the "base rate." Consequently, the carrying amount of the variable rate notes approximates fair value. Fair value of fixed rate real estate mortgage notes are estimated using a discounted cash flow calculation based on current market rates offered for similar debt issues. In all cases, the carrying amount of the fixed rate real estate mortgage notes approximates fair value.

     DEBENTURES PAYABLE - It was not practicable to estimate the fair value of the Company's debentures payable due to the limited sources of comparable financing with which to base fair value estimates. Information regarding the carrying amount, repayment terms and maturity is included in Note 6.

                             ClubHouse Hotels, Inc.

3. PROPERTY AND EQUIPMENT

Property and equipment is recorded at cost and consists of the following:

                                                               DECEMBER 31
                                                         1995               1996
                                                   ----------------    ----------------
Land and improvements                              $      5,588,092    $      5,592,609
Buildings and improvements                               23,396,396          27,285,519
Furniture, fixtures and equipment                        10,805,305          13,354,585
                                                   ----------------    ----------------
Total cost                                               39,789,793          46,232,713

Accumulated depreciation                                (11,761,939)        (13,554,858)
                                                   ----------------    ----------------
Net property and equipment                               28,027,854          32,677,855

Construction in progress                                    677,423           6,045,057
                                                   ----------------    ----------------
Total property and equipment                       $     28,705,277    $     38,722,912
                                                   ================    ================

                             ClubHouse Hotels, Inc.

4. INVESTMENT IN UNCONSOLIDATED AFFILIATES


The Company holds general partner interests in various limited partnerships (the Associates) which own and operate ClubHouse Inn hotels. Information regarding equity (deficit) investments and advances as of December 31, 1995 and 1996 is as follows:

                                                                                                  NET EQUITY
                                                                                                   (DEFICIT)
                                                                EQUITY                            INVESTMENT
                                             OWNERSHIP        (DEFICIT)                               AND
                INVESTEE                      PERCENT         INVESTMENT         ADVANCES          ADVANCES
                --------                     ---------      --------------    --------------    --------------
1995:
     Wichita C.I. Associates III, L.P.        13.36%        $      147,872    $            -    $      147,872
     Topeka C.I. Associates, L.P.               3.49                64,484                 -            64,484
     Albuquerque C.I. Associates, L.P.          1.00               (17,630)                -           (17,630)
     Westmont C.I. Associates, L.P.             9.09               405,113                 -           405,113
     Savannah C.I. Associates, L.P.             5.00                46,024                 -            46,024
     San Jose C.I. Associates, L.P.             5.00               142,059                 -           142,059
     Long Beach C.I. Associates, L.P.           5.00                47,722                 -            47,722
     Valdosta C.I. Associates, L.P.              .50                 4,739                 -             4,739
     Marquis Hotel Associates
     (a joint venture)                         50.00              (263,098)                -          (263,098)
                                                            --------------    --------------    --------------
Total                                                       $      577,285    $            -    $      577,285
                                                            ==============    ==============    ==============

1996:
   Wichita C.I. Associates III, L.P.          13.36%        $      158,661    $            -    $      158,661
   Topeka C.I. Associates, L.P.                 3.49                60,193                 -            60,193
   Albuquerque C.I. Associates, L.P.            1.00               (16,937)                -           (16,937)
   Westmont C.I. Associates, L.P.               9.09               417,306                 -           417,306
   Savannah C.I. Associates, L.P.               5.00                30,885                 -            30,885
   San Jose C.I. Associates, L.P.               5.00               142,019                 -           142,019
   Long Beach C.I. Associates, L.P.             5.00                     -                 -                 -
   Valdosta C.I. Associates, L.P.                .50                 5,176                 -             5,176
   Marquis Hotel Associates
     (a joint venture)                         50.00               (77,920)                -           (77,920)
                                                            --------------    --------------    --------------
Total                                                       $      719,383    $            -    $      719,383
                                                            ==============    ==============    ==============

                             ClubHouse Hotels, Inc.

4. INVESTMENT IN UNCONSOLIDATED AFFILIATES (CONTINUED)

In December 1995, the assets of Long Beach C.I. Associates, L.P. were sold resulting in a loss of approximately $3,150,000. Proceeds from the sale were used to repay partner advances and remaining proceeds were paid to the partnership's general and limited partners in accordance with the terms of the limited partnership agreement. The Company's share of the loss recognized during 1995 was approximately $158,000. Management liquidated and dissolved the partnership in 1996.

The following presentation is a condensed combined summary of financial information of the Company's investments in unconsolidated affiliates as of December 31, 1995 and 1996 and for the three years ended December 31, 1996.

                            Combined Balance Sheets

                                                            DECEMBER 31
                                                      1995                1996
                                                ----------------    ----------------
ASSETS
Current assets                                  $      1,837,803    $      2,498,403
Property and equipment, net of accumulated
   depreciation of $18,239,031 in 1995 and
   $19,570,894 in 1996                                30,415,098          29,382,986
Other assets                                           1,493,679           1,733,917
                                                ----------------    ----------------
Total assets                                    $     33,746,580    $     33,615,306
                                                ================    ================

LIABILITIES AND PARTNERS' EQUITY
Current liabilities                             $      1,817,639    $      2,141,732
Long-term debt, less current portion                  30,978,434          27,653,492
Partners' equity                                         950,507           3,820,082
                                                ----------------    ----------------
Total liabilities and partners' equity          $     33,746,580    $     33,615,306
                                                ================    ================

                             ClubHouse Hotels, Inc.

4. INVESTMENT IN UNCONSOLIDATED AFFILIATES (CONTINUED)


                       Combined Statements of Operations

                                                      YEARS ENDED DECEMBER 31
                                           1994                1995                1996
                                      ----------------   ----------------    ----------------
Revenues                              $     15,032,136   $     15,657,187    $     16,663,469

Costs and expenses:
   Operating                                 9,740,885         10,099,902          10,355,882
   Interest                                  3,085,321          3,123,752           2,398,549
   Depreciation and amortization             2,452,635          2,165,275           1,719,166
   Other (income) loss                        (257,389)         3,139,346             (90,833)
                                      ----------------   ----------------    ----------------
Total costs and expenses                    15,021,452         18,528,275          14,382,764
                                      ----------------   ----------------    ----------------
Net income (loss)                     $         10,684   $     (2,871,088)   $      2,280,705
                                      ================   ================    ================


5. INTANGIBLE ASSETS

Intangible assets are recorded at cost and consist of the following:

                                                 DECEMBER 31
                                           1995                1996
                                     ----------------    ----------------
Financing costs                      $      1,046,627    $      1,113,495
Franchise costs                               238,500             153,000
Organization costs                            571,626             547,617
Preopening costs                                6,863             153,783
                                     ----------------    ----------------
Total cost                                  1,863,616           1,967,895

Accumulated amortization                     (409,667)           (523,127)
                                     ----------------    ----------------
Net intangible assets                $      1,453,949    $      1,444,768
                                     ================    ================

                             ClubHouse Hotels, Inc.

6. LONG-TERM DEBT

                                                                                DECEMBER 31
                                                                          1995                1996
                                                                    ----------------    ----------------
Real estate mortgage notes:
   8.70% mortgage notes (a)                                         $     20,901,309    $     20,484,443
   Richardson C.I. Associates, L.P. (b)                                            -           5,000,000
   St. Louis C.I. Associates, L.P. (c)                                             -           2,240,173
   Tenth Street C.I., Inc. (d)                                             6,487,315           6,342,348
   Airport C.I., Inc. (e)                                                  4,901,252           4,813,752
   ClubHouse Properties, Inc. (f)                                            947,460             909,033
                                                                    ----------------    ----------------
Total real estate mortgage notes                                          33,237,336          39,789,749

Debentures payable (g)                                                     7,125,000           6,625,000
                                                                    ----------------    ----------------
Total long-term debt                                                      40,362,336          46,414,749

Less current portion                                                      (1,221,821)         (1,448,165)
                                                                    ----------------    ----------------
Noncurrent portion                                                  $     39,140,515    $     44,966,584
                                                                    ================    ================

(a) 8.70% notes, payable in monthly installments of $184,910, including interest, with final payments due October 2005; collateralized by substantially all of the assets of limited partnerships owning ClubHouse Inn hotels located in Knoxville, Tennessee; Omaha, Nebraska; Overland Park, Kansas; and Atlanta, Georgia. These notes were issued in September 1995 to refinance previously issued debt which required monthly installments of principal and interest at variable rates ranging from 8.75% to 10.50%.

(b) $5,000,000 promissory note collateralized by the assets of Richardson C.I. Associates, L.P. The note required monthly payments of interest only at prime plus 1% (9.25% at December 31, 1996). Beginning December 1996, monthly payments of principal and interest, based on a 15-year amortization, are due through maturity on November 1, 1998. Additionally, the interest rate may change to prime plus 2% on July 1, 1998 unless a binding commitment for permanent financing to repay the note in its entirety on or before November 7, 1998 is obtained.

(c) $6,000,000 note to fund the construction of a ClubHouse Inn in St. Louis, Missouri; collateralized by the assets of St. Louis C.I. Associates, L.P. The note requires monthly payments of interest only at prime plus 1% (9.25% at December 31, 1996) through April 1, 1997. Thereafter, monthly payments of principal and interest (at the

                             ClubHouse Hotels, Inc.

6. LONG-TERM DEBT (CONTINUED)

     two-year U.S. Treasury rate plus 2.75%), based on a 20-year amortization, are due beginning May 1, 1997 through maturity on March 31, 1999. Additionally, effective April 1, 1998, the interest rate may be increased .25% if the debt service coverage ratio, as defined, falls below 1.2 to 1. This note has been classified as long term until the construction is completed and the total amount of advances to be made under the note agreement has been determined.

(d) Variable rate notes, payable in monthly installments of $66,491, including interest, with final payment due August 1999; collateralized by substantially all of the assets of Tenth Street C.I., Inc., which owns the ClubHouse Inn and Conference Center located in Nashville, Tennessee. Interest is currently charged at 9.25%; however, the rates are subject to periodic adjustment at 1% over the prime rate of CitiBank of New York.

(e) 8.75% notes, payable in monthly installments of $43,000, including interest, with final payment due July 1997; collateralized by substantially all of the assets of Airport C.I., Inc. which owns a ClubHouse Inn hotel located in Kansas City, Missouri.

(f) Variable rate note, payable in monthly installments of $10,071, including interest, with final payment due June 2009; collateralized by the Company's office facilities located in Overland Park, Kansas. Interest is currently charged at the rate of 8.75%; however, the rate is subject to periodic adjustment after five years at 300 basis points above the weekly average yield on U.S. Treasury Securities and in five year intervals thereafter until maturity. The first scheduled rate adjustment is June 1999.

(g) $6,000,000 face amount debentures which mature March 2004. Quarterly payments of $125,000 are due until maturity. The recorded amount of the debentures reflect the gross remaining principal and interest due under the terms of the debenture agreements. All payments made under the debenture agreements are applied against the recorded amount of the debenture. Accordingly, no interest expense has been recognized in the accompanying consolidated statements of income.

In addition, CHI has granted the holder of the debentures warrants to acquire 36% of the outstanding common stock of CHI. The percentage to be acquired by the lender may be reduced to 20% depending on the outstanding principal balance of the debentures. The warrants may be exercised at an aggregate price of $100 during any period the debentures are outstanding.

                             ClubHouse Hotels, Inc.

6. LONG-TERM DEBT (CONTINUED)

During 1995, the Company used the proceeds from a $4.8 million note, included in (a) above, to refinance a loan from an affiliated entity. The carrying value of the note at the date of refinancing was approximately $5.6 million. The terms of the existing note agreement provided for a discounted payoff amount, based on appraised value, in the event of a refinancing; accordingly, the Company recognized a gain on the early extinguishment of debt of $1,544,822.

During 1994, as part of a troubled-debt restructuring, the Company issued debentures (the new debentures) with an aggregate face amount of $6,000,000 in exchange for then outstanding Series A and B subordinated debentures with an aggregate principal amount of $10,000,000, accrued interest thereon of $2,541,666 and certain other consideration. The new debentures, which mature in 2004, carry an aggregate interest charge of $2,000,000. As a result of this troubled-debt restructuring, the Company recorded an extraordinary gain of $4,723,768.

Principal maturities for long-term debt are as follows:


                      1997                               $      1,448,165
                      1998                                      6,143,391
                      1999                                      3,650,100
                      2000                                      1,492,667
                      2001                                      1,589,408
                      Thereafter                               32,091,018
                                                         ----------------
                                                         $     46,414,749
                                                         ================

                             ClubHouse Hotels, Inc.

7. INCOME TAXES

The provision for income taxes consists of the following:

                                                   YEAR ENDED DECEMBER 31
                                           1994             1995              1996
                                      --------------    --------------   --------------
Current:
   Federal                            $       12,496    $      532,081   $      586,131
   State                                           -                 -           93,359
Deferred:
   Federal                                   452,922           181,547          431,741
   State                                      79,057           110,858           56,623
Change in deferred tax asset
   valuation allowance                      (604,150)         (292,405)        (981,363)
                                      --------------    --------------   --------------
Total income tax expense (benefit)    $      (59,675)   $      532,081   $      186,491
                                      ==============    ==============   ==============

The provision for income taxes on the 1994 extraordinary gain was offset by a change in the valuation allowance of the deferred tax assets. Accordingly, no tax expense was recognized on the 1994 extraordinary gain. The provision for income taxes on the 1995 extraordinary gain was partially offset by a change in the valuation allowance of the deferred tax assets.

The reconciliation of income taxes at statutory rates to income taxes at effective rates is as follows:

                                                  YEAR ENDED DECEMBER 31
                                           1994             1995              1996
                                      --------------    --------------   --------------
Statutory rate                        $      509,834    $      677,852   $    1,056,266
State and local income taxes                  74,976            99,684          155,333
Change in deferred tax asset
   valuation allowance                      (604,150)         (292,405)        (981,363)
Others, net                                  (40,335)           46,950          (43,745)
                                      --------------    --------------   --------------
                                      $      (59,675)   $      532,081   $      186,491
                                      --------------    --------------   --------------

                             ClubHouse Hotels, Inc.

7. INCOME TAXES (CONTINUED)


The tax effects of significant temporary differences that give rise to deferred tax balances are presented below:

                                                          DECEMBER 31
                                                      1995           1996
                                                   -----------    ----------
Deferred tax assets:
   Net operating loss carryforwards                $   496,467    $        -
   Alternative Minimum Tax credit carryforward         538,081       491,368
   Capital loss carryforward                            63,266       113,432
   Investment in unconsolidated affiliates             162,384       161,468
   Intangible assets                                    43,923             -
   Accrued expenses                                    131,790        24,544
   Others                                               30,700         6,132
                                                   -----------    ----------
Total deferred tax assets                            1,466,611       796,944

Deferred tax asset valuation allowance              (1,094,795)     (113,432)
                                                   -----------    ----------
Net deferred tax assets                                371,816       683,512

Deferred tax liabilities:
   Property and equipment                             (280,157)     (182,532)
   Intangible assets                                         -        (2,279)
   Others                                              (91,659)       (5,702)
                                                   -----------    ----------
Total deferred tax liabilities                        (371,816)     (190,513)
                                                   -----------    ----------
Net deferred tax assets                            $         -    $  492,999
                                                   ===========    ==========

Income taxes paid were $-0- in 1994, $93,464 in 1995, and $777,424 in 1996.

8. LEASES

The Company is a lessor of office space under operating leases expiring in various years through the year 2000. The portion of the Company's property and equipment at December 31, 1996 which is used in leasing activities is as follows:

Land                                                   $      281,769
Building and improvements                                     870,130
Furniture, fixtures and equipment                             270,877
                                                       --------------
                                                            1,422,776
Accumulated depreciation                                     (291,263)
                                                       --------------
                                                       $    1,131,513
                                                       ==============

The Company is responsible for payment of all taxes, insurance, utilities and other operating expenses up to a base amount as provided in each lease. Operating expenses in excess of the base amount are reimbursed to the Company in accordance with percentages established in each lease. The leases generally grant an option to the lessee to extend the term of the lease. Future minimum rentals to be received from noncancelable leases are as follows:

                1997                    $      169,509
                1998                           164,412
                1999                           153,191
                2000                            34,371
                                        --------------
                                        $      521,483
                                        ==============

9. TRANSACTIONS WITH RELATED PARTIES

The Company is party to transactions with affiliated companies in the normal course of business. The Company is related by common ownership and shares office facilities with Innco Hospitality, Inc.

The Company manages various ClubHouse Inn hotels owned by affiliates under management agreements which require monthly management fees ranging from 2% to 4% of gross revenues from the property plus 10% of net operating cash flow, as determined by a formula specified in the agreements. The Company also provides centralized accounting, purchasing and reservation systems and charges the affiliates for their respective shares of these costs.

                             ClubHouse Hotels, Inc.

9. TRANSACTIONS WITH RELATED PARTIES (CONTINUED)


The Company is the franchiser of ClubHouse Inn hotels owned by affiliates under franchise agreements which require monthly royalty fees of 4% and marketing assessments of 1 1/2% of gross room revenues, respectively. The franchise agreements are for terms of 15 years.

The Company leases office space to Innco Hospitality, Inc. under an operating lease (Note 8).


10. COMMITMENTS AND CONTINGENCIES

The Company is subject to environmental regulations related to the ownership, management, development and acquisition of its hotel properties. The Company is not aware of any environmental condition on any of its properties which could have a material adverse effect on the Company's financial statements.


11. SUBSEQUENT EVENTS

On July 31, 1997, Wyndham Hotel Corporation (Wyndham) acquired the Company. In connection with the acquisition, Wyndham acquired direct or indirect ownership of 13 ClubHouse Inn hotels, including four hotels owned by limited partnerships which are affiliates of the Company. Wyndham also acquired ownership of partial interests in the three additional limited partnerships which are affiliates of the Company, ownership of the ClubHouse Inn brand name, and one license for a franchised ClubHouse Inn hotel.